EXHIBIT 10.17.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

AMENDMENT NO. 3

Dated 23 April 2014

to

SRV LNG CARRIER

TIME CHARTERPARTY

(HULL 1689 / GDF SUEZ CAPE ANN)

between

SRV JOINT GAS TWO LTD

and

GDF SUEZ LNG SUPPLY SA

(ex GDF SUEZ GLOBAL LNG SUPPLY SA)

dated 20 March 2007

This amendment (the “Amendment No. 3”) to the Charter (as defined in Recital A below) is made on this 23 of April 2014, and forms an integral part of the Charter.

BY AND BETWEEN:

(i)	SRV Joint Gas Two Ltd, a corporation organized and existing under the laws of Cayman Island (the “Owner”); and

(ii)	GDF Suez LNG Supply SA (ex GDF Suez Global LNG Supply SA), a corporation organized and existing under the laws of Luxembourg (the “Charterer”);

(each a “Party” and together the “Parties”).

WHEREAS

(A)	The Owner and the Charterer have entered into an SRV LNG Carrier Time Charterparty dated 20 March 2007, as novated and/or amended from time to time, (the “Charter”), whereby the Owner has agreed to let and the Charterer has agreed to hire the use and service of a Shuttle and Regasification Vessel m.v. “GDF SUEZ CAPE ANN” built by Samsung Heavy Industries Co. Ltd. (previously Hull no. 1689) (the “Vessel”);

(B)	The Parties have agreed to amend the methodology of the yearly adjustment of that portion of the Variable Element which relates to management (the “Management Fee”).

All capitalized and upper case terms used herein shall have the same meaning ascribed to them in the Charter, except as otherwise provided in this Amendment No. 3. In addition:

“Höegh LNG Fleet” means the fleet of LNG carriers and FSRUs managed from time to time by Höegh LNG Fleet Services AS or its successor as management company within the Höegh LNG group of companies.

“Non Pass-through Period” means that period during which the Management Fee is not comprised within the Variable Element on a cost pass-through basis by operation of this Amendment No. 3.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

NOW THEREFORE in consideration of the premises and the mutual covenants herein contained (and for other good and valuable consideration the receipt and sufficiency of which the Parties hereby acknowledge), the Parties have agreed as follows:

(a)	Paragraph 1.2(a) of Schedule III to the Charter shall be amended as follows during the Non Pass-through Period:

“Comprising ***** United States Dollars (US$*****) per day, the Variable Element is subject to annual adjustment, up or down, to reflect changes in such operating costs in accordance with paragraph 2 of this Schedule III. The operating costs, subject to annual approval by Charterer, shall be included in the Hire Rate on a cost-pass-through basis including general maintenance work (but excluding regular drydocking and excluding also the extra cost associated with the US crew requirement). The Management Fee (as defined in paragraph 2.2 (b)), while also included in the Hire Rate, shall not be adjusted on a cost-pass-through basis during the Non Pass-through Period but shall be adjusted in accordance with paragraph 2.2 (b). Regular drydocking and the extra cost associated with the US crew requirement, whilst also paid by Charterer on a pass-through basis, shall not be included in the Hire Rate but shall be reimbursed separately.”

(b)	Paragraph 1.2(b) of Schedule III to the Charter shall be amended during the Non Pass-through Period by replacing the words “all categories specified in paragraph 1.2(c)(i) through (viii)” by “all categories specified in paragraph 1.2(c)(ii) through (viii)” such that the fifth sentence shall read as follows:

“If, at any time during the year, Owner anticipates that actual expenditures for all categories specified in paragraph 1.2(c)(ii) through (viii) of this Schedule III are likely to exceed the approved estimates in such year by more than ***** percent (*****%), Owner shall prepare and submit a revised estimate to Charterer for approval (which approval shall not be unreasonably withheld).”

(c)	Paragraph 2.2 of Schedule III to the Charter shall be replaced with following wording during the Non Pass-through Period:

2.2	Calculation of Hire Rate

(a)	No later than 15 October of each calendar year Owner and Charterer shall meet for the purpose of agreeing on the budget for operating costs for the following calendar year. The Variable Element (except for the Management Fee during the Non Pass-through Period) shall be calculated by dividing the agreed estimated operating costs for the calendar year by the number of days in said calendar year (or pro rata for the first and last Hire Periods).

(b)	The yearly cost of the Management item of the Variable Element, as defined in paragraph 1.2(c)(i) (“Management Fee”) shall during the Non-Pass-through Period be fixed at US $650,000 for the year 2013 based on a Höegh LNG fleet consisting of 7 vessels/units (“Matthew”, “Arctic Lady”, “Arctic Princess”, “GDF SUEZ Neptune”, “GDF SUEZ Cape Ann”, “STX Frontier” and “Norman Lady”).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

It shall thereafter be adjusted annually (but for the sake of clarification the first increase or decrease shall be for year 2014) based on changes in the Norwegian Labour Cost Index in total industry (“Norwegian Labour Cost” – Table 0532 Labour Cost Index in total industry, by country (2008=100)), in accordance with the following:

Escalating element for any given year (“Year N”) = Norwegian Labour Cost as of 2nd quarter in Year N minus 1 divided by Norwegian Labour Cost as of 2nd quarter in Year N minus 2 (“Escalating Element”).

The revised Management Fee for year N = Management Fee for year N minus 1 multiplied by Escalating Element.

The adjustment for indexation shall be made as part of the audits referred to in paragraph 2.4.

In addition, the Management Fee shall during Non Pass-through Period be (i) reduced by US $20,000 per annum per vessel/unit each time a new vessel/unit enters the Höegh LNG Fleet after 1st January 2013 but no such reduction shall occur in respect of any increase in the size of the Höegh LNG Fleet above 12 vessels/units and (ii) increased by US $20,000 per vessel/unit each time a vessel/unit leaves the Höegh LNG Fleet after 1st January 2013.

The figure of US $20,000 per vessel/unit shall be adjusted pro rata by reference to a portion of a year to reflect the timing of a vessel/unit entering or leaving the Höegh LNG Fleet. If the Management Fee is adjusted in respect of reductions or increase in the size of the Höegh LNG Fleet by reference to assumed times which turn out to be incorrect the Management Fee shall be adjusted (including, where applicable, retrospectively) during the next audit referred to in paragraph 2.4 to reflect the actual times”.

(d)	Paragraph 2.4(c) of Schedule III to the Charter shall be amended during the Non Pass-through Period by replacing the words “all categories specified in paragraph 1.2(c)(i) through (vii)” by “all categories specified in paragraph 1.2(c)(ii) through (viii)” such that the last sentence reads as follows:

“Notwithstanding anything herein to the contrary, in no event shall Charterer be required to pay amounts in excess of ***** percent (*****%) of the estimated Variable Element for all categories specified in paragraphs 1.2(c)(ii) through (viii) for any year unless expenditures relating to such excess amounts were approved in writing by Charterer as provided in paragraph 1.2(b).”

(e)

(i)	Owner is bound to perform its contractual duties as regards management during the Non Pass-through Period even if events have rendered performance more onerous than could reasonably have been anticipated at the time of the conclusion of this Amendment No. 3.

(ii)	Notwithstanding sub-paragraph (i) above, where Owner establishes that:

(aa) the continued performance of its contractual duties as regards management during the Non Pass-through Period has become excessively onerous due to an event or circumstance beyond its control which it could not have been expected to have taken into account at the time of the conclusion of this Amendment No. 3, and that,

(bb) it could not reasonably have avoided or overcome the event or its consequences,

Owner may notify Charterer accordingly and the parties are bound to negotiate in good faith and in a commercially reasonable manner alternative contractual compensation terms which reasonably allow for the consequences of the event.

(iii)	Where sub-paragraph (ii) above applies, but where alternative contractual compensation terms proposed by Owner which reasonably allow for the consequences of the event are not agreed by Charterer within 3 months of Owner’s initial invocation of sub-paragraph (ii) above the Management Fee shall revert to being included once again within the Variable Element on a cost pass-through basis with effect from the date of Owner’s initial invocation of sub-paragraph (ii) above.

(iv)	In circumstances where sub-paragraph (iii) above applies the Non Pass-through Period shall end and the amendments made to Schedule III to the Charter by this Amendment No. 3 shall cease to apply, with effect from the date of the Owner’s initial invocation of sub-paragraph (ii) above and the provisions of Schedule III to the Charter shall revert to the position which applied before the amendments made by this Amendment No. 3.

(f)	For the purposes of giving effect to this Amendment No. 3 the defined terms “Höegh LNG Fleet” and “Non Pass-through Period” shall be deemed to be incorporated in Schedule III to the Charter.

(g)	Save as expressly amended by this Addendum No. 3 the Charter shall continue in full force and effect.

(h)	The provisions of Clause 53 (Law and Arbitration) of the Charter shall apply to this Addendum No. 3.

IN WITNESS WHEREOF the Parties have duly executed this Amendment No. 3 in duplicate as of the date above first written.

For and on behalf of Charterer: /s/ FRANCIS BRETNACHER Name: Francis Bretnacher Title: Managing Director	Witness /s/ GUY-HUBERT SOLA Guy-Hubert SOLA Director

For and on behalf of Owner: /s/ RUNE KARLSEN Name: Rune Karlsen Title: Head of Commercial Operations, Attorney in fact Höegh LNG AS	Witness /s/ MARTHE SOLAAS Marthe Solaas Commercial Manager, Höegh LNG AS